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                                 EXHIBIT 99.1
                     FOURTH TIER ACQUISITION PRESS RELEASE


               KEANE COMPLETES ACQUISITION OF FOURTH TIER, INC.

     BOSTON, Oct. 12, 1998 -- Leading IT consulting firm Keane, Inc. (AMEX: KEA) today announced it has completed its acquisition of Fourth Tier, Inc., a privately-held provider of enterprise relationship management (ERM) consulting services. The transaction is being accounted for as a pooling of interests. It is anticipated that the purchase of Fourth Tier will be accretive to Keane's earnings.

     Keane issued approximately 943,000 shares of its Common Stock in exchange for all of the outstanding shares and options to acquire shares of Fourth Tier.

     "Enterprise relationship management is a very important market for Keane," said John Keane, Jr., office of the president for Keane, Inc. "We believe the next frontier for significantly improving a company's competitiveness lies in how well it manages its customer relationships. Effectively implementing the best systems to support these processes will be essential to achieving break-through performance."

     Fourth Tier provides Fortune 500 companies with enterprise-wide systems solutions for their sales, marketing and customer service organizations. These solutions are designed to assist companies in efficiently managing their customer relationships by coordinating, consolidating and integrating each point of contact the enterprise has with its customers. This allows companies to improve their business performance through better customer relationships and by being more responsive, proactive and knowledgeable about customer needs.

     "We believe joining forces with Fourth Tier will position Keane with strong credentials in this rapidly growing market. Fourth Tier has a proven
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track record of successfully implementing Siebel applications. Over time, Fourth
Tier's capabilities will be complemented by other practices that Keane is developing to serve the ERM market," Keane said.

Keane Completes Acquisition of Fourth Tier, Inc./2/

     To become more responsive to customers and address their requirements, companies are structuring their information technology systems for enterprise relationship management. This enables companies to communicate with customers the way they prefer; capture information about the customers through the sales process and pre/post sales processes to deliver higher satisfaction and build ongoing relationships; and integrate the information with all IT systems to strengthen the customer relationship throughout the enterprise.

About Fourth Tier, Inc.

     Fourth Tier is a leading systems integrator of enterprise relationship management applications for the front office. The company has performed complex systems implementations for customer service, sales and marketing, and product development departments within medium and large multinational corporations.
With headquarters in Los Angeles, Fourth Tier's list of clients include Honeywell, Yamaha, Schlumberger and Marriott.

About Keane, Inc.

     Headquartered in Boston, Massachusetts, Keane, Inc. is a $1 billion firm that helps companies plan, build and manage application software to achieve business advantage. Keane does this by adhering to rigorous process and management disciplines and performance metrics incorporated in its six core IT solutions. Keane's world-class services include operations improvement and IT consulting, application development, application outsourcing, year 2000 compliance, help desk outsourcing, and enterprise healthcare solutions. These
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service offerings are delivered through a network of more than 45 branch offices in North America and the United Kingdom. Information about Keane, which was named the Wall Street Journal's Best 10-Year Stock Performer, is available via the Internet's World Wide Web at http://www.keane.com.

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This press release contains forward-looking statements that involve a number of risks and uncertainties, including statements regarding the acquisition of Fourth Tier, Inc. and the benefits Keane expects to derive as a result of such acquisition. There are a number of factors that could cause actual results to differ materially from those indicated. Such factors include, without limitation, Keane's success in integrating Fourth Tier, Inc. into its own operations, and the various factors set forth under the caption "Certain Factors That May Affect Future Results" in Keane's annual report or Form 10-K for the year ended December 31, 1997, which important factors are incorporated herein by reference.


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